SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2010
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
After the close of trading on the New York Stock Exchange on December 6, 2010, all of the Class B ordinary shares of LyondellBasell Industries N.V. (the “Company”) automatically converted to Class A ordinary shares. The conversion of the shares was on a one-to-one basis.
The conversion was pursuant to the provisions of the Company’s Articles of Association, which provided that each Class B ordinary share would be converted into one Class A ordinary share on the first date on which the closing price of the Class B shares exceeded $21.22 for at least forty-five trading days within a period of sixty consecutive trading days, provided that the closing price exceed the threshold on both the first and last days of the sixty day period.
As a result of the conversion, there are no longer Class B shares outstanding; the New York Stock Exchange has filed a Form 25 with the SEC to delist all of the Class B shares and all of the Company’s ordinary shares are now traded on the NYSE under the symbol “LYB.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: December 13, 2010	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President